Company Contact: Kelly J. Gill Chief Executive Officer 615-771-7575	Investor Relations: James R. McKnight, Jr. Chief Financial Officer 615-771-7575
Diversicare Announces 2016 Second Quarter Results

BRENTWOOD, TN, (August 4, 2016) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services, today announced its results for the second quarter ended June 30, 2016.
On August 2, 2016, the Board of Directors declared a quarterly dividend of $0.055 per common share payable to shareholders of record as of September 30, 2016, to be paid on October 14, 2016.
Second Quarter 2016 Highlights

•	Net revenue decreased 0.5% to $95.8 million in the second quarter of 2016 from $96.3 million in the second quarter of 2015 primarily attributable to the decline in skilled patient mix and occupancy.

•	Net income decreased from $0.5 million in the second quarter of 2015 to a net loss of $2.2 million in the second quarter of 2016.

•
The second quarter results include non-recurring expenses totaling $2.2 million, $2.0 million non-recurring of which result from the termination of our lease agreement and cessation of operations in Avon, Ohio. Adjusting for these items, Adjusted EBITDA of $1.9 million is reported for the quarter.

See below for a reconciliation of all GAAP and non-GAAP financial results.
CEO Remarks
Commenting on the results, Kelly Gill, Diversicare’s CEO, stated, “There is no question this was a challenging quarter due to the headwinds we believe the industry is facing with skilled patient mix and occupancy. We also took a significant one-time charge related to the disposition of a troubled facility, which had a significant impact to the financial results in the quarter. While recognizing this expense is required by the accounting rules for this kind of lease amendment, it does have a positive benefit of getting past the charge as a single event and thereby eliminating the ongoing drag on earnings in future quarters."
Mr. Gill continued, "Despite these challenges, our internal operations and sales teams have remained stable, and despite recent trends, we believe that continuing to focus on improving the care we provide and achieving industry-leading quality metrics is the best possible route to long-term success. We are extremely proud of our industry leading quality measures as measured under the 5 Star Rating System, which continue to improve and are above the national averages for all industry providers.”

Second Quarter 2016 Results
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended June 30,
	2016	2015
Skilled nursing occupancy	76.7%	76.8%
As a percent of total census:
Medicare census	11.7%	12.5%
Managed Care census	3.5%	3.6%
As a percent of total revenues:
Medicare revenues	27.6%	29.1%
Medicaid revenues	50.5%	48.1%
Managed Care revenues	6.8%	7.0%
Average rate per day:
Medicare	$456.91	$457.46
Medicaid	$168.36	$165.30
Managed Care	$388.45	$384.64

Patient Revenues
Patient revenues were $95.8 million and $96.3 million for the three months ended June 30, 2016 and 2015, respectively, a decrease of $0.5 million. The following table summarizes the revenue fluctuations attributable to our portfolio growth (in thousands):

	Three Months Ended June 30,
	2016	2015	Change
Same-store revenue	$91,873	$93,227	$(1,354)
2015 acquisition revenue	3,932	3,061	871
Total revenue	$95,805	$96,288	$(483)
The overall decrease in revenue of $0.5 million is primarily driven by a decrease in census related to our same-store Medicare and Private payors of $1.9 million and $0.7 million, respectively. This was partially offset by the Medicaid rate and census increase of $0.8 million and $0.5 million, respectively. Incremental revenue contributions from acquisition activity in 2015 of $0.9 million offset our decrease in same-store revenue for the quarter.

Expenses
Operating expense increased in the second quarter of 2016 to $78.4 million as compared to $76.7 million in the second quarter of 2015. The following table summarizes the expense increases attributable to our portfolio growth (in thousands):

	Three Months Ended June 30,
	2016	2015	Change
Same-store operating expense	$75,276	$74,320	$956
2015 acquisition expense	3,109	2,332	777
Total expense	$78,385	$76,652	$1,733
Operating expense increased as a percentage of revenue at 81.8% for the second quarter of 2016 as compared to 79.6% for the second quarter of 2015. The increase is driven partially by the $0.8 million increase in operating costs attributable to the nursing center operations acquired in 2015. Considering the aforementioned addition of the new centers, we experienced an increase of $0.7 million in health insurance premiums in 2016 compared to the prior year. Additionally, bad debt expense increased by $0.2 million in the second quarter of 2016 compared to the second quarter of 2015.
Lease expense decreased in the second quarter of 2016 to $6.9 million as compared to $7.2 million in the second quarter of 2015. The decrease in lease expense was primarily attributable to the purchase of Clinton and Hutchinson in February 2016.
Professional liability expense was $1.9 million in the second quarter of 2016 and 2015. Our cash expenditures for professional liability costs of continuing operations were $0.9 million and $0.8 million for the second quarters of 2016 and 2015, respectively. Professional liability expense and cash expenditures fluctuate from year to year based respectively on the results of our third-party professional liability actuarial studies and on the costs incurred in defending and settling existing claims.
General and administrative expense was $6.9 million in the second quarter of 2016 as compared to $6.3 million in the second quarter of 2015, an increase of $0.6 million, and increased slightly as a percentage of revenue from 6.6% in 2015 to 7.2% in 2016. The increase in general and administrative expense is primarily attributable to an increase in salaries of $0.2 million in the second quarter of 2016 compared to the second quarter of 2015. Additionally, legal fees increased by $0.4 million in the second quarter of 2016 compared to the second quarter of 2015, related to regulatory expenses.
Depreciation and amortization expense was approximately $2.1 million in the second quarter of 2016 as compared to $1.9 million in 2015. The increase in depreciation expense relates to fixed assets at the newly leased and acquired centers.
Lease termination costs were $2.0 million in 2016 due to the termination of the Avon, Ohio operating lease in May 2016.
Interest expense was $1.2 million in the second quarter of 2016 and $1.0 million in the second quarter of 2015, an increase of $0.2 million. The increase was primarily attributable to higher debt balances in 2016 as a result of higher outstanding borrowings on the revolving credit facility as a result of the purchase of Hutchinson and Clinton in the first quarter of 2016.
Receivables
Our net receivables balance decreased $3.7 million to $40.1 million as of June 30, 2016, from $43.8 million as of December 31, 2015. The decrease in accounts receivable is due to an increase in Medicaid collections from the centers undergoing the change in ownership process.
Conference Call Information
A conference call has been scheduled for Friday, August 5, 2016 at 7:30 A.M. Central time (8:30 A.M. Eastern time) to discuss second quarter 2016 results. The conference call information is as follows:

Date:	Friday, August 5, 2016
Time:	7:30 A.M. Central, 8:30 A.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) Conference ID: 58749132 The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through August 12, 2016, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 58749132.

FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate the nursing centers in Alabama, Kansas, Kentucky, Missouri, Ohio, and Indiana, our ability to increase census at our renovated centers, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Diversicare provides long-term care services to patients in 54 skilled nursing and long-term care centers containing 6,375 licensed beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2016	December 31, 2015
ASSETS:
Current Assets
Cash and cash equivalents	$3,061	$4,585
Receivables, net	40,075	43,819
Deferred income taxes	7,426	7,999
Current assets of discontinued operations	44	36
Other current assets	5,328	3,977
Total current assets	55,934	60,416

Property and equipment, net	58,463	52,273
Deferred income taxes	14,238	11,762
Acquired leasehold interest, net	7,267	7,459
Other assets, net	3,229	5,174
TOTAL ASSETS	$139,131	$137,084

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt and capitalized lease obligations	$7,385	$6,603
Trade accounts payable	11,392	10,136
Current liabilities of discontinued operations	417	345
Accrued expenses:
Payroll and employee benefits	14,929	14,404
Current portion of self-insurance reserves	9,608	10,224
Other current liabilities	5,627	5,652
Total current liabilities	49,358	47,364
Noncurrent Liabilities
Long-term debt and capitalized lease obligations, less current portion and deferred financing costs	55,958	53,297
Self-insurance reserves, less current portion	11,595	12,344
Other noncurrent liabilities	11,818	10,812
Total noncurrent liabilities	79,371	76,453

SHAREHOLDERS’ EQUITY	10,402	13,267

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$139,131	$137,084

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,
	2016	2015
PATIENT REVENUES, net	$95,805	$96,288
Operating expense	78,385	76,652
Facility-level operating income	17,420	19,636

EXPENSES:
Lease and rent expense	6,854	7,186
Professional liability	1,934	1,926
General and administrative	6,881	6,341
Depreciation and amortization	2,060	1,863
Lease termination costs	2,008	—
Total expenses less operating	19,737	17,316
OPERATING INCOME (LOSS)	(2,317)	2,320
OTHER INCOME (EXPENSE):
Equity in net income of unconsolidated affiliate	28	75
Interest expense, net	(1,158)	(1,049)
Total other expense	(1,130)	(974)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(3,447)	1,346
BENEFIT (PROVISION) FOR INCOME TAXES	1,297	(539)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,150)	807
INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
OPERATING LOSS	—	(299)
NET INCOME (LOSS)	(2,150)	508

NET INCOME (LOSS) PER COMMON SHARE:
Per common share – basic
Continuing operations	$(0.35)	$0.13
Discontinued operations	—	(0.05)
	$(0.35)	$0.08

Per common share – diluted	$(0.35)	$0.13
Continuing operations	—	(0.05)
Discontinued operations	$(0.35)	$0.08

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.055	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,211	6,098
Diluted	6,211	6,327

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Six Months Ended June 30,
	2016	2015
PATIENT REVENUES, net	$193,750	$191,513
Operating expense	157,003	153,797
Facility-level operating income	36,747	37,716

EXPENSES:
Lease and rent expense	14,106	14,331
Professional liability	4,000	4,081
General and administrative	13,615	12,392
Depreciation and amortization	4,063	3,742
Lease termination costs	2,008	—
Total expenses less operating	37,792	34,546
OPERATING INCOME (LOSS)	(1,045)	3,170
OTHER INCOME (EXPENSE):
Equity in net income of unconsolidated affiliate	61	183
Interest expense, net	(2,228)	(1,999)
Debt retirement costs	(351)	—
Total other expense	(2,518)	(1,816)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(3,563)	1,354
BENEFIT (PROVISION) FOR INCOME TAXES	1,339	(542)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,224)	812
LOSS FROM DISCONTINUED OPERATIONS:
OPERATING LOSS	(37)	(562)
NET INCOME (LOSS)	(2,261)	250

NET INCOME (LOSS) PER COMMON SHARE:
Per common share – basic
Continuing operations	$(0.36)	$0.13
Discontinued operations	(0.01)	(0.09)
	$(0.37)	$0.04

Per common share – diluted	$(0.36)	$0.13
Continuing operations	(0.01)	(0.09)
Discontinued operations	$(0.37)	$0.04

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.11	$0.11
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,185	6,072
Diluted	6,185	6,302

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(2,150)	$(111)	$943	$431	$508
Loss from discontinued operations, net of tax	—	37	328	238	299
Income tax provision (benefit)	(1,297)	(42)	(128)	502	539
Interest expense	1,158	1,070	1,105	998	1,049
Depreciation and amortization	2,060	2,003	1,895	1,887	1,863
EBITDA	(229)	2,957	4,143	4,056	4,258

EBITDA adjustments:
Acquisition related costs (a)	150	59	90	43	93
Debt retirement costs (b)	$—	$351	$—	$—	$—
Lease termination costs (c)	$2,008	$—	$—	$—	$—
Lease deferral costs (d)	$—	$146	$—	$—	$—
Adjusted EBITDA	$1,929	$3,513	$4,233	$4,099	$4,351

(a)	Represents non-recurring costs associated with acquisition-related transactions.
(b)	Represents non-recurring debt retirement costs associated with the extinguishment of the previous debt facility during the first quarter 2016.
(c)	Represents non-recurring lease termination costs related to the termination of the Avon, Ohio operating lease in May 2016.
(d)	Represents non-recurring lease deferral costs associated with the purchase of Clinton and Hutchinson in February 2016.

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(In thousands, except per share data)

	For Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Net income (loss)	$(2,150)	$(111)	$943	$431	$508
Adjustments:
Acquisition related costs (a)	150	59	90	43	93
Lease termination costs (b)	2,008	—	—	—	—
Lease deferral costs (c)	—	146	—	—	—
Debt retirement costs (d)	—	351	—	—	—
Tax impact of above adjustments (e)	(755)	(195)	(32)	(15)	(33)
Discontinued operations, net of tax	—	37	328	238	299
Adjusted net income (loss)	$(747)	$287	$1,329	$697	$867

Adjusted net income (loss) per common share
Basic	$(0.12)	$0.05	$0.22	$0.11	$0.14
Diluted	$(0.12)	$0.05	$0.21	$0.11	$0.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,211	6,160	6,134	6,121	6,098
Diluted	6,211	6,330	6,322	6,331	6,327

(a)	Represents non-recurring costs associated with acquisition-related transactions.
(b)	Represents non-recurring lease termination costs related to the termination of the Avon, Ohio operating lease in May 2016.
(c)	Represents non-recurring lease deferral costs associated with the purchase of Clinton and Hutchinson in February 2016.
(d)	Represents non-recurring debt retirement costs associated with the extinguishment of the previous debt facility during the first quarter 2016.
(e)	Represents tax provision for the cumulative adjustments for each period.

DIVERSICARE HEALTHCARE SERVICES, INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data)

	Six Months Ended June 30,
	2016	2015
NET INCOME (LOSS)	$(2,261)	$250
Discontinued operations	(37)	(562)
Net income (loss) from continuing operations	(2,224)	812
Adjustments to reconcile net income (loss) from continuing operations to funds provided by operations:
Depreciation and amortization	4,063	3,742
Provision for doubtful accounts	3,661	3,306
Deferred income tax benefit	(1,689)	112
Provision for self-insured professional liability, net of cash payments	1,595	1,706
Stock based compensation	486	702
Equity in net losses of unconsolidated affiliate	(61)	(183)
Debt retirement costs	351	—
Provision for leases in excess of cash payments	(1,093)	(802)
Lease termination costs, net of cash payments	1,958	—
Other	358	189
FUNDS PROVIDED BY OPERATIONS	$7,405	$9,584

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic	$1.20	$1.58
Diluted	$1.20	$1.52
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	6,185	6,072
Diluted	6,185	6,302
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted Net income (loss) and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted acquisition-related, debt retirement, lease termination and lease deferral costs. We define Adjusted Net income (loss) as Net income (loss) adjusted for acquisition-related costs, lease termination costs, lease deferral costs, debt retirement costs and income (loss) from discontinued operations. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted Net income (loss) and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA and Adjusted Net income (loss) are important performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred taxes and other non-cash items. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended June 30, 2016
	As of June 30, 2016			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds (4)	Available Nursing Beds (4)	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2016 Q2 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	925	917	783	84.6%	85.4%	14.5%	$17.6	$451.74	$183.75
Kansas	464	498	409	85.8%	82.1%	10.5%	7.4	408.58	155.91
Kentucky	1,257	1,243	1,096	87.2%	88.2%	14.2%	25.5	467.14	187.60
Missouri	339	339	235	69.4%	69.4%	6.6%	3.9	461.62	140.24
Ohio	284	284	286	75.3%	75.4%	8.3%	7.7	478.24	183.85
Tennessee	765	711	568	74.2%	79.9%	16.3%	12.1	428.52	173.84
Texas	1,845	1,722	1,218	66.0%	70.7%	7.7%	21.6	490.19	145.15
Total	5,879	5,714	4,595	76.7%	79.1%	11.7%	$95.8	$456.91	$168.36

Note 1:
The Alabama region includes nursing centers in Alabama and Florida. The Kentucky region includes one nursing center in Ohio and one in Indiana. The Tennessee region includes two nursing center in Kentucky.

Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living, independent living, and personal care beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients.
Note 4:	The Licensed and Available Nursing Bed counts above include only licensed and available SNF beds.

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